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                                                             EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 45 to the Registration Statement (File Nos. 33-1657 and 811-4492) (the "Registration Statement") of MFS(R) Series Trust X (the "Trust"), of my opinion dated April 10, 2002 appearing in Post-Effective Amendment No. 38 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on April 11, 2002.


                                 JAMES R. BORDEWICK, JR.
                                 --------------------------------------------
                                 James R. Bordewick, Jr.
                                 Assistant Clerk and Assistant Secretary

Boston, Massachusetts
August 25, 2003